UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2024

AMERIPRISE FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1099 Ameriprise Financial Center Minneapolis, Minnesota	55474
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 671-3131

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock (par value $.01 per share)	AMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As further described below in Item 5.07 of this Current Report on Form 8-K (“Form 8-K”), at the 2024 annual meeting of the shareholders of Ameriprise Financial, Inc. (the “Company”), the Company’s shareholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”) to permit exculpation of the Company’s corporate officers, subject to limitations, as permitted by a recent amendment to the Delaware General Corporation law (the “Charter Amendment”). The Board of Directors of the Company previously approved the Charter Amendment, subject to shareholder approval at the 2024 annual meeting. On April 25, 2024, the Company filed the Charter Amendment with the Delaware Secretary of State, which became effective upon filing. The foregoing description is a summary only, and is qualified in its entirety by reference to the complete text of the Certificate of Amendment, which is being filed as Exhibit 3.1 to this Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2024 annual meeting of the shareholders of the Company was held on April 24, 2024. At the meeting, the holders of 88,028,436 shares of common stock, which represents approximately 87.86 percent of the 100,190,904 outstanding shares entitled to vote as of the February 26, 2024 record date, were represented in person or by proxy. Detailed voting results are set forth below.

Item 1 – Election of the Eight Director Nominees Named Below. The shareholders elected each director nominee for a term of one year to expire at the 2025 annual meeting of shareholders or until their successors are elected and qualified. The voting results were as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
James M. Cracchiolo	76,474,370	5,420,556	160,378	5,973,132
Dianne Neal Blixt	78,853,873	3,071,599	129,832	5,973,132
Amy DiGeso	68,440,471	13,319,062	295,771	5,973,132
Armando Pimentel, Jr.	80,981,211	936,129	137,964	5,973,132
Robert F. Sharpe, Jr.	74,655,737	7,264,870	134,697	5,973,132
Brian T. Shea	77,025,954	4,895,053	134,297	5,973,132
W. Edward Walter III	80,556,920	1,361,258	137,126	5,973,132
Christopher J. Williams	76,877,931	5,040,144	137,229	5,973,132

Item 2 – Approve the Amendment of the Company’s Amended and Restated Certificate of Incorporation to Allow for Exculpation of Officers as Permitted by Delaware law. The shareholders approved the amendment to the Amended and Restated Certificate of Incorporate as permitted by Delaware law.

Votes For	Votes Against	Abstentions	Broker Non-Votes
68,076,791	13,817,011	161,502	5,973,132

Item 3 – Nonbinding Advisory Vote to Approve the Compensation of Named Executive Officers. The shareholders approved, on an advisory basis, the compensation of its named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
72,562,139	9,249,183	243,982	5,973,132

Item 4 – Ratification of Audit Committee’s Selection of the Company’s Independent Registered Public Accounting Firm for 2024. The shareholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024.

Votes For	Votes Against	Abstentions
86,562,334	1,361,754	104,348

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended.

Exhibit 104	Cover page is formatted in iXBRL (Inline eXtensible Business Reporting Language)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIPRISE FINANCIAL, INC. (Registrant)

Date: April 26, 2024	By:	/s/ Wendy B. Mahling
	Name:	Wendy B. Mahling
	Title:	Senior Vice President, Corporate Secretary & Securities and Corporate Law